Exhibit 5.1

April 27, 2007

Euronet Worldwide, Inc.

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Euronet Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 7,420,990 shares of the Company’s common stock, $0.02 par value per share, including the associated preferred stock purchase rights (“Rights”), issued or to be issued to the selling stockholders listed in the Registration Statement (collectively, the “Shares”). The Rights are issued pursuant to the Rights Agreement, dated March 21, 2003, as amended, by and between the Company and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) (the “Rights Agreement”).

In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, (iv) the Rights Agreement and (v) the Registration Statement.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals, (iii) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (iv) the authority of such persons signing on behalf of the parties thereto other than the Company, and (v) the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others. This opinion assumes that the certificate of incorporation of the Company will not be amended after the date hereof.

We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the federal law of the United States of America and (ii) the Delaware General Corporation Law (which as used herein includes the statutory provisions contained therein, the Delaware Constitution and judicial opinions interpreting these laws). We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that

(a)            with respect to the 4,053,606 Shares issued prior to the date hereof, such Shares have been duly authorized, were legally issued, and are fully paid and non-assessable.

(b)            with respect to an aggregate of 3,367,384 Shares that may be issued after the date hereof to the holders of stock appreciation rights upon exercise thereof or to the holders of contingent value rights upon settlement thereof, assuming that upon issuance such Shares together with all shares of Euronet common stock previously issued or reserved for issuance and not duly and lawfully retired do not exceed 90,000,000 shares, such Shares have been duly authorized, and upon issuance will be legally issued and fully paid and non-assessable.

The opinion set forth above as it relates to the Rights is limited to the valid issuance of the Rights. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability or any particular provisions of the Rights Agreement.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent, we do not consider that we are “experts”, within the meaning of the term used in the Act or the rules and regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

STINSON MORRISON HECKER LLP

/s/ Stinson Morrison Hecker LLP

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